**Bennett Jones LLP**

4500 Bankers Hall East, 855 2nd Street SW
Calgary, Alberta, Canada T2P 4K7
Tel: 403.298.3100 Fax: 403.265.7219
www.bennettjones.ca

**David W. Dorrans**
Direct Line: 403.298.3292
e-mail: dorransd@bennettjones.ca
Our File No.: 44246.285

March 16, 2007

**VIA SEDAR**

Alberta Securities Commission
Autorité des Marchés Financiers
British Columbia Securities Commission
Manitoba Securities Commission
Ontario Securities Commission

Dear Sirs/Mesdames:

**Re: Oncolytics Biotech Inc.**
**2006 Annual Financial Statements - SEDAR Project #0105968**

The Auditor's Report to the shareholders of Oncolytics Biotech Inc. ("Oncolytics") signed by Ernst & Young LLP and included with the December 31, 2006 annual financial statements of Oncolytics, originally filed on March 2, 2007, contained a typographical error. The Auditor's Report was originally dated February 23, 2006 - the attached report has been corrected to change the date to February 23, 2007, no other changes have been made to the Auditor's Report.

Should you have any questions with respect to this matter, please do not hesitate to contact me at (403) 298-3292.

Yours truly,

**BENNETT JONES LLP**

*"David W. Dorrans"*

David W. Dorrans

DWD/son
Encl.